EXHIBIT 5.1

LEGAL OPINION AND CONSENT OF COMPANY COUNSEL

McGuireWoods LLP
50 North Laura Street, Suite 3300
Jacksonville, Florida  32202

December 7, 2010

Board of Directors
Jacksonville Bancorp, Inc.
100 North Laura Street
Suite 1000
Jacksonville, Florida 32202

Ladies and Gentlemen:

We are acting as counsel to Jacksonville Bancorp, Inc., a Florida corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 110,000 shares (the “Shares”) of the Company’s common stock, par value $0.01, to be issued pursuant to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Based upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to matters governed by the laws of the State of Florida. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP